Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 23, 2003 relating to the consolidated financial statements and financial statement schedule of Varian Semiconductor Equipment Associates, Inc., which appears in Varian Semiconductor Equipment Associates, Inc.’s Annual Report on Form 10-K for the year ended October 3, 2003.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 9, 2004